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                                                                   Exhibit 10.07

SILICON VALLEY BANK

                               AMENDED SCHEDULE TO

                           LOAN AND SECURITY AGREEMENT


BORROWER:         INTERPORE INTERNATIONAL, INC.
ADDRESS:          181 TECHNOLOGY DR.
                  IRVINE, CALIFORNIA  92618

BORROWER:         INTERPORE ORTHOPAEDICS, INC.
ADDRESS:          181 TECHNOLOGY DR.
                  IRVINE, CALIFORNIA  92618

BORROWER:         CROSS MEDICAL PRODUCTS, INC.
ADDRESS:          181 TECHNOLOGY DR.
                  IRVINE, CALIFORNIA  92618


DATED:            AUGUST 11, 1998


CREDIT LIMIT (Section 1.1):             An amount not to exceed $5,000,000 at
                                        any one time outstanding.



    LETTER OF CREDIT SUBLIMIT           Silicon, in its reasonable discretion,
                                        will from time to time during the term
                                        of this Agreement issue letters of
                                        credit for the account of the Borrower
                                        ("Letters of Credit"), in an aggregate
                                        amount, for all Borrowers, at any one
                                        time outstanding not to exceed $500,000, upon the request of the Borrower, provided that, on the date the Letters of Credit are to be issued, Borrower has available to it Loans in an amount equal to or greater than the face amount of the Letters of Credit to be issued.
                                        Prior to the issuance of any Letters of
                                        Credit, Borrower shall execute and
                                        deliver to Silicon Applications for
                                        Letters of Credit and such other
                                        documentation as Silicon shall specify
                                        (the "Letter of Credit Documentation").
                                        Fees for the Letters of Credit shall be
                                        as provided in the Letter of Credit
                                        Documentation. Letters of Credit may
                                        have a maturity date up to twelve months beyond the Maturity Date in effect from time to time, provided that if on the Maturity Date, or on any earlier effective date of termination, there are any outstanding letters of credit issued by Silicon or issued by another institution based upon an application, guarantee, indemnity or similar agreement on the part of Silicon, then on such date Borrower shall provide to Silicon cash collateral in an amount equal to the face amount of all such letters of credit plus all interest, fees and cost due or to become due in connection therewith, to secure all of the Obligations relating to said letters of



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                                        credit, pursuant to Silicon's then
                                        standard form cash pledge agreement.

                                        The Credit Limit set forth above and the Loans available under this Agreement at any time shall be reduced by the face amount of Letters of Credit from time to time outstanding.

INTEREST RATE (Section 1.2):            A rate equal to the "Prime Rate" in
                                        effect from time to time calculated on
                                        the basis of a 360-day year for the
                                        actual number of days elapsed. "prime
                                        Rate" means the rate announced from time to time by Silicon as its "prime rate;"
                                        it is a base rate upon which other rates charged by Silicon are based, and it is not necessarily the best rate available at Silicon. The interest rate applicable to the Obligations shall change on each date there is a change in the Prime
                                        Rate.

MATURITY DATE                           JULY 5, 1999.
Section 5.1):

PRIOR NAMES OF BORROWER,
(Section 3.2):                          REPLAM CORPORATION

TRADE NAMES OF BORROWER,
(Section 3.2):                          NONE

OTHER LOCATIONS AND ADDRESSES
(Section 3.3):                          12651 S. Dixie Hwy, Suite 317, Miami,
                                        FL 33156; 1700 Alma, Suite 260, Plano,
                                        TX 75075; 429 East Columbine, Santa Ana,
                                        CA 92707.


NEGATIVE COVENANTS-EXCEPTIONS           Without Silicon's prior written
(Section 4.6):                          consent, Interpore International may
                                        do the following, provided that no Event of Default and no event which, with notice or passage of time or both, would constitute an Event of default, both before and after giving effect to the following, has occurred: (i) merge with another corporation, provided Interpore
                                        International, Inc. is the surviving
                                        corporation in such merger and the
                                        assets of the corporation acquired in
                                        the merger are not subject to any liens
                                        or encumbrances, except Permitted Liens;
                                        (ii) acquire the assets of another
                                        corporation or entity, provided the
                                        assets acquired are not subject to any
                                        liens or encumbrances, except Permitted
                                        Liens; (iii) enter into an agreement to
                                        borrow money in an amount less than 25%
                                        of the Tangible Net Worth (as defined
                                        below) of Interpore International, Inc.
                                        as of the end of the month prior to the
                                        effective date of the loan agreement and the date of any borrowing thereunder;
                                        (iv) make loans to, or guaranty
                                        indebtedness of, employees and officers
                                        of the Borrower provided that the
                                        aggregate amount of such indebtedness
                                        and guaranties shall not exceed $100,000 outstanding at any time; and (v) repurchase stock of Interpore
                                        International in an aggregate amount not to exceed $2,500,000.



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FINANCIAL COVENANTS (Section 4.1):      Interpore International, Inc. shall at
                                        all times comply with all of the
                                        following covenants, on a consolidated
                                        basis. Compliance shall be determined
                                        quarterly, except where otherwise
                                        specifically provided below.

     QUICK ASSET RATIO:                 Interpore International, Inc. shall
                                        at all times maintain a ratio of "Quick
                                        Assets" to current liabilities of not
                                        less than 1.75 to 1 .

     TANGIBLE NET WORTH                 Interpore International, Inc. shall
                                        maintain a tangible net worth of not
                                        less than $18,000,000.

     DEBT TO TANGIBLE NET WORTH         Interpore International, Inc. shall
     RATIO:                             at all times maintain a ratio of total
                                        liabilities to tangible net worth of not more than 1.0 to 1.

     PROFITABILITY                      Interpore International, Inc. shall not
                                        incur a loss (after taxes) in any fiscal quarter effective with the fiscal quarter ending September 30, 1998.

     DEFINITIONS:                       "Tangible net worth" means the excess
                                        of total assets over total liabilities,
                                        determined in accordance with generally
                                        accepted accounting principles,
                                        excluding however all assets which would be classified as intangible assets under generally accepted accounting principles, including without limitation goodwill, licenses, patents, trademarks, trade names, copyrights, capitalized software and organizational costs, licences and franchises. "Quick Assets" means cash on hand or on deposit in banks, readily marketable securities issued by the United States, readily marketable commercial paper rated "A-1" by Standard & Poor's Corporation (or a similar rating by a similar rating organization), certificates of deposit and banker's acceptances, and accounts receivable (net of allowance for doubtful accounts).

     SUBORDINATED DEBT:                 "Liabilities" for purposes of the
                                        foregoing covenants do not include
                                        indebtedness which is subordinated to
                                        the indebtedness to Silicon under a
                                        subordination agreement in form
                                        specified by Silicon or by language in
                                        the instrument evidencing the
                                        indebtedness which is acceptable to
                                        Silicon.

OTHER COVENANTS (Section 4.1):
                                        Borrower shall at all times comply with
                                        all of the following additional
                                        covenants:

                                        1.  BANKING RELATIONSHIP.  Interpore
                                        International shall at all times
                                        maintain its bank accounts and its
                                        primary banking relationship with
                                        Silicon.

                                        2.  INDEBTEDNESS.  Without limiting any
                                        of the foregoing terms or provisions of
                                        this Agreement, Borrower shall not in
                                        the future incur indebtedness for
                                        borrowed money, except for (i)
                                        indebtedness to Silicon, and (ii)
                                        indebtedness incurred in the future for
                                        the purchase price of or lease of
                                        equipment, provided that no Event of
                                        Default and no event which, with notice
                                        or passage of time or both, would



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                                        constitute an Event of Default, both
                                        before and after giving effect to the
                                        incurring of such indebtedness, has
                                        occurred.

                                        3.  ACCOUNTS RECEIVABLE AGINGS.  If
                                        there are any Loans outstanding as of
                                        the end of any calendar month, within 20 days after the end of such calendar month Borrower shall provide Silicon with an aged listing of Borrower's accounts receivable in form satisfactory to Silicon.

Borrower:                                    Borrower:

INTERPORE INTERNATIONAL, INC.                INTERPORE ORTHOPAEDICS, INC.


By                                           By
  -------------------------------               -------------------------------
           [Vice] President                               [Vice] President

By                                           By
  -------------------------------               -------------------------------
           [Ass't] Secretary                              [Ass't] Secretary


Silicon:                                     Borrower:

SILICON VALLEY BANK                          CROSS MEDICAL PRODUCTS, INC.


By                                           By
  -------------------------------               -------------------------------
Title                                      Title
     ----------------------------               -------------------------------




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